Exhibit (s)(1)

POWER OF ATTORNEY

The undersigned, being officers and trustees of BlackRock Fixed Income Value Opportunities II (the “Trust”), do hereby, appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of October, 2017.

Signature	Title

/s/ John M. Perlowski	Trustee, President and Chief Executive Officer
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/ Michael J. Castellano	Trustee
Michael J. Castellano

/s/ Richard E. Cavanagh	Trustee
Richard E. Cavanagh

/s/ Cynthia L. Egan	Trustee
Cynthia L. Egan

/s/ Frank J. Fabozzi	Trustee
Frank J. Fabozzi

/s/ Jerrold B. Harris	Trustee
Jerrold B. Harris

/s/ R. Glenn Hubbard	Trustee
R. Glenn Hubbard

/s/ W. Carl Kester	Trustee
W. Carl Kester

/s/ Catherine A. Lynch	Trustee
Catherine A. Lynch

/s/ Barbara G. Novick	Trustee
Barbara G. Novick

/s/ Karen P. Robards	Trustee
Karen P. Robards

Signature Page to N-2 POA